UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure.

First United Corporation (the “Company”, “First United” or “we”), a bank holding company and the parent company of First United Bank & Trust, is issuing the following statement in response to repeated inaccurate and misleading statements by a short-term focused activist investor:

We are disappointed that rather than engaging with the Company in a constructive manner that serves the interests of all shareholders, Driver Management Company LLC (“Driver”) has intentionally, improperly and incorrectly suggested publicly that First United might be “intentionally withholding” information that our CEO “admitted” to Driver was material, in violation of our “obligation under federal securities laws[.]” Nothing could be further from the truth and for Driver to make those assertions was not only disingenuous but irresponsible, with no intent other than to sow confusion with the Company’s shareholders, malign the Company and its Board of Directors, and cause shareholders to believe that the Company has a particular strategy and might have shared certain important information with only Driver. The Company fully understands and complies with the prohibition against selective disclosure of material information, as well as its obligation to publicly disclose material information to all shareholders as and when such disclosures are required by applicable securities laws.

First United’s Board of Directors and senior management team have devoted significant time and attention to speaking with Driver’s representatives on the phone, via email, and in person on numerous occasions since March 2019, demonstrating the Company’s willingness to engage with its shareholders and to listen to their points of view. Many of these exchanges with Driver’s representatives have been followed by further correspondence and securities filings from Driver, often providing a profoundly disingenuous recounting of these interactions.

For example, since making its Schedule 13D filing, Driver has made no fewer than four such public statements in just nine days. Fielding numerous, repetitive communications such as these, and correcting the shareholder misperceptions that might result, diverts considerable time and other resources of a community bank, its management and Board away from continuing to successfully operate its business and execute its strategy.

As a result, while we have considered the feedback we have received to date from Driver, we believe that having our discussions devolve into a public spectacle is not an appropriate path forward for the Company, or one that will benefit First United’s shareholders. Instead, we will continue to focus our time and attention on executing our strategy to maximize value for all shareholders, which is of paramount concern to the Board of Directors. To that end, as it has always done, the Board will continue to consider all information, including information provided by shareholders, and other factors that it deems relevant to both its short-term and long-term strategies.

We will continue to maintain an open-door policy and we fully understand the importance of shareholder engagement. We remain committed to doing so through transparent, honest and professional interactions. However, First United will no longer provide Driver with a platform to intentionally misinform our shareholders and we will no longer engage with any of Driver’s representatives. We will not make any further public statements about this unfortunate and avoidable situation.

Forward-Looking Statements

The information contained in this Item 7.01 contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,”

“will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that the Corporation files with the Securities and Exchange Commission entitled “Risk Factors”.

Information Not Deemed Filed

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: September 16, 2019	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Chairman, President & CEO